Exhibit 99.1 Press Release
8/31/2011

Pittsburgh & West Virginia


       Pittsburgh & West Virginia Railroad ("PW") announces a corporate reorganization (the "Reorganization") as part of its previously announced expansion of its business plan.

       The Board of Trustees believes the Company's broadened investment strategy should create shareholder value and should enable the Company to capitalize on its public real estate investment trust ("REIT") status and the significant opportunities that exist in transportation and energy infrastructure industry. The Company's real asset infrastructure investment strategy is expected to build upon on its historical ownership of the Pittsburgh & West Virginia Railroad, which is currently triple-net leased to Norfolk Southern Corporation. Currently, the Company is pursuing opportunities in the energy and transportation sectors.

       The Board of Trustees believes the Reorganization is in the best interest of the Company as it pursues growth as an infrastructure REIT. The Board of Trustees believe the Reorganization should provide the Company with greater access to the capital markets, more flexibility in structuring transactions and that the "Power REIT" name is aligned with the Company's business plan.

       PW filed a preliminary registration statement on Form S-4 (the "Registration Statement") with the Securities Exchange Commission (the "SEC") on August 31, 2011. The Registration Statement is available on the SEC's website at www.sec.gov. The Registration Statement was filed to effect the Reorganization which consists of the reincorporation of the Company from the Commonwealth of Pennsylvania to the State of Maryland and to establish a corporate form that conforms to current REIT industry practices.

       The Registration Statement has not yet become effective and the information in the registration statement may be changed by the Company. The Company currently expects to complete the Reorganization immediately following the effectiveness of its Registration Statement, subject to receipt of any required regulatory approvals. It is possible that factors outside the control of the Company could result in the Reorganization being completed at a later time, or not at all or that the Board of Trustees may, in their sole discretion and without notice to you, cancel or modify the Reorganization at any time for any reason. Neither the registration statement nor this press release is an offer to sell securities nor are they solicitations of an offer to buy or sell securities in any jurisdiction where the offer or sale is not permitted.

Summary of Reorganization

       The Board of Trustees of PW and the Board of Trustees of POWER REIT, a Maryland REIT trust and wholly-owned subsidiary of PW ("Power REIT", and together with PW and each of their direct and indirect subsidiaries, the "Company"), have each approved the reincorporation of PW from the Commonwealth of Pennsylvania to the State of Maryland, which will be accomplished through the merger (the "Reincorporation Merger") of PW with POWER REIT PA, a Pennsylvania limited liability company and wholly-owned subsidiary of Power REIT ("Power REIT PA"). The Reincorporation Merger will be completed pursuant to an Agreement and Plan of Merger (the "Merger Agreement") substantially in the form attached as an exhibit to the Registration Statement.

       Upon the completion of the Reincorporation Merger, holders of PW common shares will receive one newly issued common share, no par value, of Power REIT for each common share of PW they own, and PW will survive the Reincorporation Merger as a wholly-owned subsidiary of Power REIT. Other than the exchange of shares described in the preceding sentence, no new shares are being issued, and Power REIT will have the same number of shares outstanding as PW following the Reincorporation Merger.

       Following the consummation of the Reincorporation Merger, Power REIT intends to reorganize itself into an umbrella partnership REIT structure (the "UPREIT Reorganization") by contributing the equity shares of PW to Power REIT LP, a newly-formed Delaware limited partnership (the "Operating Partnership"). The Operating Partnership will be controlled by Power REIT through a wholly-owned Delaware limited liability company to be formed as the sole general partner of the Operating Partnership (the "General Partner"). Upon the completion of the UPREIT Reorganization, Power REIT will initially own, directly and indirectly through the General Partner, all of the equity interests of the Operating Partnership, and PW will continue as a wholly-owned subsidiary of the Operating Partnership.

About Pittsburgh & West Virginia Railroad and Power REIT Pittsburgh & West Virginia Railroad is an infrastructure REIT that is focused on acquiring and owning transportation and energy infrastructure assets. PW currently owns 112 miles of railroad between West Virginia and Ohio that is leased to Norfolk Southern Corporation. Power REIT is the successor entity to Pittsburgh & West Virginia Railroad and is domiciled in Maryland as a REIT trust. Power REIT is seeking to pursue a business plan to create shareholder value by acquiring additional infrastructure assets consistent with maintaining REIT status. For more information, please visit www.pwreit.com.


Forward-Looking Statements

This press release may contain include forward-looking statements within the meaning of the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words "believe," "expect," "will," "anticipate," "intend," "estimate," "would," "should," "project," "plan," "assume" or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained in this press release regarding the Company's future strategy, future operations, projected financial position, estimated future revenues, projected costs, future prospects, the future of the Company's industries and results that might be obtained by pursuing management's current or future plans and objectives are forward-looking statements. Over time, the Company's actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by the Company's forward-looking statements, and such difference might be significant and materially adverse to the Company's security holders.

All forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in the Company's registration statement, including any amendments made thereto, filed with the SEC on August 31, 2011, and other risks described in documents subsequently filed by the Company from time to time with the SEC.